UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2025

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

3150 SW 38th Avenue Suite 1100 Miami, Florida		33146
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSPR	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $50,312.50 per share	MSPRW	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $0.4375 per share	MSPRZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Yorkville Floor Price Reduction

On October 28, 2025, the MSP Recovery, Inc. (the “Company”) and YA II PN, Ltd. (“Yorkville”) reached an agreement to reduce the Floor Price under the Standby Equity Purchase Agreement dated November 14, 2023, as amended (the “Yorkville SEPA”) and the convertible promissory notes (“Convertible Promissory Notes”) issued from time to time thereunder, from $1.00 to $0.50.

Nomura Amended and Restated Promissory Note

As previously disclosed, the Company entered into a Promissory Note (as amended, the “Nomura Note”) with Nomura Securities International, Inc. (“Nomura”) on May 27, 2022.

On October 24, 2025, the Company further amended and restated the Nomura Note to: (i) reflect the current principal amount outstanding of approximately $35.4 million, and (ii) to include a limited waiver of the Company’s obligation to pay promissory note obligations using the proceeds from Convertible Notes issued pursuant to the Second Supplemental Agreement to the Yorkville SEPA dated October 10, 2025, up to an aggregate total of $3.0 million of such proceeds that would otherwise be paid to Nomura; provided that such proceeds be used solely to fund the operations of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company entered into the Yorkville SEPA, pursuant to which the Company has the right to sell to Yorkville up to $250 million of its shares of common stock, subject to certain limitations and conditions set forth in the Yorkville SEPA, from time to time during the term of the Yorkville SEPA. Sales of the shares of common stock to Yorkville under the Yorkville SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the Yorkville SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

In connection with the Yorkville SEPA, and subject to the conditions set forth therein, Yorkville agreed to advance capital to the Company in the form of Convertible Promissory Notes. On October 10, 2025, in connection with the Yorkville SEPA, and subject to the terms and conditions set forth therein, the Company and Yorkville entered into a second supplemental agreement to the Yorkville SEPA (the “Second Supplemental Agreement”), whereby Yorkville agreed to advance to the Company, in the form of Convertible Promissory Notes, additional funding of up to $3.0 million, from time to time in such amounts as the Company and Yorkville may mutually agree, and subject to the satisfaction of conditions precedent set forth therein. Advances pursuant to the Second Supplemental Agreement are subject to a 10% original issue discount, and may be issued in increments such that the net principal increase incurred by such advance under the Second Supplemental Agreement to the aggregate principal amount of all Convertible Promissory Notes then outstanding does not exceed $1.0 million.

On October 28, 2025, Yorkville agreed to make an advance under the Second Supplemental Agreement pursuant to a Convertible Promissory Note issued by the Company to Yorkville for the principal amount of $0.50 million, on terms substantially the same as the previous Convertible Promissory Notes, issued pursuant to the Yorkville SEPA, which will result in net proceeds to the Company of $0.45 million.

Yorkville may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of the Fixed Price (as defined in each Convertible Note) or 95% of the lowest daily VWAP during the five consecutive trading days immediately preceding the date of the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than the Floor Price of $0.50, provided that the number of shares issued does not cause Yorkville to exceed the 9.99% ownership limitation.

In addition, Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Promissory Notes, may deliver a notice under the Yorkville SEPA requiring the issuance and sale of shares of common stock to Yorkville at the Conversion Price in consideration of an offset of the Convertible Promissory Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 9.99% ownership limitation or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Promissory Notes will be offset by such amount subject to each Yorkville Advance.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 24, 2025, MSP Recovery, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1), because the Company’s stockholders’ deficit of $128.4 million, as reported in the Company’s Form 10-K for the year ended December 31, 2024, was below the required minimum of $2.5 million, and because, as of April 24, 2025, the Company did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Company had 45 calendar days from April 24, 2025, or through Monday, June 9, 2025, to submit a plan to regain compliance with Listing Rule 5550(b)(1). The Company submitted its plan on June 5, 2025, and was granted an extension of up to 180 days, or through Tuesday, October 21, 2025, to regain compliance.

On October 22, 2025, the Company received a Staff Delisting Determination (the “Delisting Notification”), notifying the Company that trading of its common stock will be suspended from the Nasdaq Capital Market at the opening of business on October 31, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

Pursuant to the Delisting Notification, the Company has until 4:00 p.m. Eastern Time on October 29, 2025 to submit a written request for a review of the Delisting Notification by a Hearings Panel (the “Panel”). A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company intends to timely request a review of the Delisting Notification by the Panel.

There can be no assurance that the Panel will grant the Company’s request for continued listing on the Nasdaq Capital Market. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would continue to trade on the OTCQB Venture Market of the OTC Markets Group.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

In the Yorkville SEPA, Yorkville represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Yorkville in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “agree,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s ability to maintain or regain compliance with Nasdaq’s continued listing standards, and its ability to qualify for listing on the OTCQB Venture Market. These forward-looking statements are based on management’s current beliefs, expectations, and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to successfully appeal the Staff’s Delisting Notification, and the Company’s ability to be listed on the OTCQB Venture Market if its common shares are delisted from Nasdaq, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2025, and subsequent Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
10.1	Letter Agreement dated October 28, 2025
10.2	Amended and Restated Promissory Note dated October 24, 2025
10.3	Yorkville SEPA (incorporated by reference to Exhibit 10.10 to the Form 10-Q filed on November 14, 2023)
10.4	Yorkville Second Supplemental Agreement dated October 10, 2025
10.5	Yorkville Convertible Note dated October 28, 2025
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: October 28, 2025

	By:	/s/ Francisco Rivas-Vasquez
	Name:	Francisco Rivas-Vasquez
	Title:	Chief Financial Officer